EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-0000) pertaining to the Emtec, Inc 2006 Stock-Based Incentive Compensation Plan of our report dated May 15, 2006, with respect to the consolidated financial statements of Westwood Computer Corporation as of August 31, 2003 and 2002 years then ended appearing in Form 10K/A of Emtec, Inc. for the year ended August 31, 2005

/s/ Glassel & Bonfiglo, LLC

Glassel & Bonfiglio, LLC

August 2, 2006